Exhibit 99.1

Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Kevin Doherty D +1 866 307 3862 investorrelations@axaltacs.com

For Immediate Release

Axalta Third Quarter 2014 Earnings Release

December 3, 2014

PHILADELPHIA — (BUSINESS WIRE) — Axalta Coating Systems Ltd. (NYSE:AXTA), a leading global coatings company, announced its financial results for the quarter ended September 30, 2014. The results contained in this earnings release reflect the results previously filed in our Form 10-Q on November 14, 2014.

Key highlights:

•	Third quarter net sales of $1.1 billion, an increase of 3.2% versus prior year

•	Third quarter Adjusted EBITDA of $228 million, an increase of 17.5% year-over-year

•	Continued progress on previously announced capital expansions with initial commissioning at our Jiading waterborne expansion and ground breaking at our Wuppertal waterborne facility

“We are pleased to report solid results for the third quarter driven by year-over-year net sales growth in both our Performance Coatings and Transportation Coatings segments as a result of favorable volume and pricing trends. We also continued to expand our Adjusted EBITDA margins compared to the third quarter last year. We remain focused on executing our revenue, cost, and efficiency initiatives and are encouraged with the progress during the quarter towards our longer term growth plans,” said Charles W. Shaver, Axalta’s Chairman and Chief Executive Officer. “We are excited about our recent IPO which we believe provides Axalta with increased visibility and is an important milestone for the Company.”

Consolidated Financial Results

Net sales were $1.1 billion for the third quarter of 2014, an increase of 3.2% compared to the third quarter of 2013. Net sales growth was primarily driven by volume increases, which contributed 2.8% in net sales growth, as North America and Asia volume increases were slightly offset by volume declines in the other regions, particularly Latin America where the economic environment remains weak. Higher average selling prices contributed 1.9% in net sales growth. Growth from volume and pricing was partially offset by unfavorable currency translation, which reduced net sales by 1.5%.

Adjusted EBITDA was $228 million for the third quarter of 2014, an increase of 17.5% compared to the third quarter of 2013. Adjusted EBITDA growth was driven by higher sales, improved product mix, lower raw material costs and benefits from operational improvement initiatives. As a percentage of net sales, Adjusted EBITDA expanded by 250 basis points to 20.6%.

Performance Coatings Results

The Performance Coatings segment generated net sales of $663.5 million during the third quarter of 2014, an increase of 3.1% compared to the third quarter of 2013. Increased volumes contributed 3.3% in net sales growth and higher average selling prices contributed 1.5% in net sales growth. These factors were partially offset by unfavorable currency translation, which reduced net sales by 1.7%. Net sales from our refinish and industrial end markets grew by 3.4% and 2.3%, respectively, compared to the third quarter of 2013.

Performance Coatings generated Adjusted EBITDA of $148.5 million, an increase of 0.8% compared to the third quarter of 2013. Performance Coatings Adjusted EBITDA growth was primarily driven by higher net sales, partially offset by higher operating expenses from investments in growth initiatives. As a result, Performance Coatings Adjusted EBITDA margin of 22.4% contracted 50 basis points compared to the third quarter of 2013.

Transportation Coatings Results

The Transportation Coatings segment generated net sales of $445.4 million, an increase of 3.4% compared to the third quarter of 2013. Higher average selling prices contributed to 2.5% net sales growth and increased volumes contributed to 2.1% net sales growth. These factors were partially offset by unfavorable currency translation, which reduced net sales by 1.2% compared to the prior year. Net sales from our light vehicle and commercial vehicle end markets grew by 0.8% and 13.0%, respectively, compared to the third quarter of 2013. Light vehicle production increases in Asia Pacific and increased commercial truck volumes in North America were largely offset by significantly lower light vehicle volumes in Latin America.

Transportation Coatings generated Adjusted EBITDA of $79.5 million, an increase of 69.9% compared to the third quarter of 2013. Transportation Coatings Adjusted EBITDA growth was driven by increased sales and lower fixed manufacturing costs, partially resulting from our operational improvement initiatives. Transportation Coatings generated an Adjusted EBITDA margin of 17.8%, representing approximately a 700 basis point increase compared to the third quarter of 2013.

Balance Sheet Highlights

We ended the quarter with cash and cash equivalents of $233.3 million. Our net debt was $3,499 million as of September 30, 2014 which results in a net debt to LTM Adjusted EBITDA ratio of 4.2 times.

“Our balance sheet, cash flow generation, and borrowing capacity provide us with the flexibility to fund our business and invest for growth,” said Robert W. Bryant, Axalta’s Executive Vice President and Chief Financial Officer. “Additionally, we lowered our cash interest expense compared to same period in 2013 which was a result of the refinancing of our Senior Secured Credit facilities which we completed in February 2014 and an additional step-down in interest rates in the third quarter 2014 on our term loans as a result of our improved net leverage metrics.”

Conference Call Information

As previously announced, Axalta will hold a conference call to discuss its third quarter 2014 financial results on Thursday December 4, at 8:00 a.m. EST. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at http://ir.axaltacs.com. For those unable to participate in the conference call, a replay will be available through December 18, 2014. The U.S. replay dial-in phone number is (877) 870-5176 and the international replay dial-in number is +1 (858) 384-5517. The replay passcode is 13596038.

Cautionary Statement Concerning Forward-Looking Statements

This release may contain certain forward-looking statements regarding Axalta and its subsidiaries. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. Axalta undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

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Financial Statements Tables

AXALTA COATING SYSTEMS LTD.

Condensed Consolidated (Successor) and DuPont Performance Coatings Combined (Predecessor)

Statements of Operations (Unaudited)

(in millions, except per share data)

	Successor				Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,		Period from January 1, 2013 through January 31,
	2014	2013	2014	2013	2013
Net sales	$1,108.9	$1,074.6	$3,282.9	$2,858.2	$326.2
Other revenue	6.9	8.2	21.6	21.9	1.1

Total revenue	1,115.8	1,082.8	3,304.5	2,880.1	327.3
Cost of goods sold	728.1	739.1	2,174.1	2,066.7	232.2
Selling, general and administrative expenses	249.4	276.7	746.7	673.7	70.8
Research and development expenses	13.4	12.5	36.8	31.0	3.7
Amortization of acquired intangibles	20.9	21.0	63.3	59.0	—
Merger and acquisition related expenses	—	—	—	28.1	—

Income from operations	104.0	33.5	283.6	21.6	20.6

Interest expense, net	52.6	62.7	166.5	153.2	—
Bridge financing commitment fees	—	—	—	25.0	—
Other (income) expense, net	62.2	(9.3)	65.1	49.7	5.0

Income (loss) before income taxes	(10.8)	(19.9)	52.0	(206.3)	15.6
Provision (benefit) for income taxes	7.5	(26.3)	18.2	(34.4)	7.1

Net income (loss)	(18.3)	6.4	33.8	(171.9)	8.5
Less: Net income attributable to noncontrolling interests	1.6	1.4	4.2	3.7	0.6

Net income (loss) attributable to controlling interests	$(19.9)	$5.0	$29.6	$(175.6)	$7.9

Basic weighted average shares outstanding	229.5	228.1	229.2	228.1
Diluted weighted average shares outstanding	229.5	228.1	229.3	228.1

Basic net income (loss) per share	$(0.09)	$0.02	$0.13	$(0.75)
Diluted net income (loss) per share	$(0.09)	$0.02	$0.13	$(0.75)

AXALTA COATING SYSTEMS LTD.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in millions, except share data)

	Successor
	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$233.3	$459.3
Restricted cash	4.3	—
Accounts and notes receivable, net	919.1	865.9
Inventories	580.4	550.2
Prepaid expenses and other assets	61.7	50.2
Deferred income taxes	39.1	30.0

Total current assets	1,837.9	1,955.6

Net property, plant, and equipment	1,556.2	1,622.6
Goodwill	1,046.9	1,113.6
Identifiable intangibles, net	1,339.5	1,439.6
Deferred financing costs	95.4	110.6
Deferred income taxes	275.6	271.9
Other assets	230.5	223.2

Total assets	$6,382.0	$6,737.1

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$487.9	$478.5
Current portion of borrowings	35.5	46.7
Deferred income taxes	7.9	5.5
Other accrued liabilities	386.6	472.7

Total current liabilities	917.9	1,003.4

Long-term borrowings	3,696.1	3,874.2
Deferred income taxes	259.2	280.4
Other liabilities	296.2	367.3

Total liabilities	$5,169.4	$5,525.3

Commitments and contingent liabilities
Stockholders’ equity
Common stock, $1.00 par, 1,000,000,000 shares authorized, 229,779,626 and 229,069,356 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	$229.8	$229.1
Capital in excess of par	1,141.9	1,133.7
Accumulated deficit	(224.3)	(253.9)
Accumulated other comprehensive (loss) income	(0.2)	34.0

Total stockholders’ equity	1,147.2	1,142.9
Noncontrolling interests	65.4	68.9

Total stockholders’ equity and noncontrolling interests	1,212.6	1,211.8

Total liabilities, stockholders’ equity and noncontrolling interests	$6,382.0	$6,737.1

AXALTA COATING SYSTEMS LTD.

Condensed Consolidated (Successor) and DuPont Performance Coatings Combined (Predecessor)

Statements of Cash Flows (Unaudited)

(Dollars in millions)

	Successor		Predecessor
	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013	Period from January 1, 2013 through January 31, 2013
Operating activities:
Net income (loss)	$33.8	$(171.9)	$8.5
Adjustment to reconcile net (loss) income to cash provided by (used for) operating activities:
Depreciation and amortization	229.1	228.0	9.9
Amortization of deferred financing costs and original issue discount	15.7	13.3	—
Fair value step up of acquired inventory sold	—	103.7	—
Bridge financing commitment fees	—	25.0	—
Loss on extinguishment and modification of debt	6.1	—	—
Deferred income taxes	(15.9)	(71.5)	9.1
Unrealized (gains) losses on derivatives	3.1	(5.7)	—
Realized and unrealized foreign exchange (gains) losses, net	46.7	55.9	4.5
Stock-based compensation	6.1	2.9	—
Other non-cash, net	(26.0)	4.5	(3.9)
Decrease (increase) in operating assets:
Accounts and notes receivable	(109.7)	(57.2)	25.8
Inventories	(50.6)	27.1	(19.3)
Prepaid expenses and other assets	(47.7)	(46.6)	3.1
Increase (decrease) in operating liabilities:
Accounts payable	52.4	62.9	(29.9)
Other accrued liabilities	(74.2)	101.0	(43.8)
Other liabilities	(9.5)	(7.5)	(1.7)

Cash provided by (used for) operating activities	59.4	263.9	(37.7)

Investing activities:
Acquisition of DuPont Performance Coatings (net of cash acquired)	—	(4,827.6)	—
Purchase of property, plant and equipment	(155.6)	(50.4)	(2.4)
Investment in real estate property	—	(26.3)
Purchase of interest rate cap	—	(3.1)
Settlement of foreign currency contract	—	(19.4)	—
Restricted cash	(4.3)	—	—
Purchase of intangibles	(0.2)	—	(6.3)
Purchase of interest in affiliates	(6.5)	—	(1.2)
Proceeds from sale of assets	17.6	0.7	1.6

Cash used for investing activities	(149.0)	(4,926.1)	(8.3)

Financing activities:
Proceeds from Senior Secured Credit Facilities (net of original issue discount)	—	2,817.3	—
Issuance of Senior Notes	—	1,089.4	—
Proceeds from short-term borrowings	23.7	38.8	—
Payments on short-term borrowings	(30.9)	(23.0)	—
Payments of deferred financing costs and bridge commitment fees	—	(151.0)	—
Payments of long-term debt	(114.1)	—	—
Dividends paid to noncontrolling interests	(1.6)	(4.1)	—
Debt modification fees	(3.0)	—	—
Stock option exercises	2.9	—	—
Equity contribution	2.5	1,350.0	—
Net transfer from DuPont	—	—	43.0

Cash provided by (used for) financing activities	(120.5)	5,117.4	43.0

Increase (decrease) in cash and cash equivalents	(210.1)	455.2	(3.0)
Effect of exchange rate changes on cash	(15.9)	(8.0)	—
Cash and cash equivalents at beginning of period	459.3	—	28.7

Cash and cash equivalents at end of period	$233.3	$447.2	$25.7

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we use the following additional non-GAAP financial measures to clarify and enhance an understanding of past performance: EBITDA and Adjusted EBITDA. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain of these financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of segment performance.

EBITDA consists of net income (loss) before interest, taxes, depreciation and amortization. Adjusted EBITDA consists of EBITDA adjusted for (i) non-operating income or expense, (ii) the impact of certain non-cash, nonrecurring or other items that are included in net income and EBITDA that we do not consider indicative of our ongoing operating performance and (iii) certain unusual or nonrecurring items impacting results in a particular period. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis.

We believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms EBITDA and Adjusted EBITDA may vary from that of others in our industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss), earnings per share or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance.

EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA:

•	do not reflect the significant interest expense on our debt, including the Senior Secured Credit Facilities and the Senior Notes (each as defined in our quarterly report on Form 10-Q for the period ended September 30, 2014 filed with the SEC);

•	eliminate the impact of income taxes on our results of operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include operating income (loss), net income (loss), earnings per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following table reconciles the EBITDA and Adjusted EBITDA calculations discussed above to net income (loss) for the periods presented (for definitions of defined terms used herein, refer to our quarterly report on Form 10-Q for the period ended September 30, 2014 filed with the SEC):

	Successor				Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30,		January 1 through January 31,
($ in millions)	2014	2013	2014	2013	2013
Net income (loss)	$(18.3)	$6.4	$33.8	$(171.9)	$8.5
Interest expense, net	52.6	62.7	166.5	153.2	—
Provision (benefit) for income taxes	7.5	(26.3)	18.2	(34.4)	7.1
Depreciation and amortization	76.2	87.4	229.1	228.0	9.9

EBITDA	118.0	130.2	447.6	174.9	25.5
Inventory step up (a)	—	—	—	103.7	—
Merger and acquisition related costs (b)	—	—	—	28.1	—
Financing costs and extinguishment (c)	3.0	—	6.1	25.0	—
Foreign exchange remeasurement (gains) losses (d)	59.6	(9.7)	45.1	49.9	4.5
Long-term employee benefit plan adjustments (e)	(4.7)	1.8	(0.2)	4.8	2.3
Termination benefits and other employee related costs (f)	3.2	47.6	9.1	64.8	0.3
Consulting and advisory fees (g)	8.8	11.3	29.5	33.2	—
Transition-related costs (h)	36.7	8.8	84.2	16.2	—
Other adjustments (i)	2.6	3.2	13.6	2.9	0.1
Dividends in respect of noncontrolling interest (j)	—	—	(1.6)	(4.1)	—
Management fee expense (k)	0.8	0.9	2.4	2.2	—

Adjusted EBITDA	$228.0	$194.1	$635.8	$501.6	$32.7

(a)	During the Successor nine months ended September 30, 2013, we recorded a non-cash fair value adjustment associated with our acquisition accounting for inventories. These amounts increased cost of goods sold by $103.7 million.
(b)	In connection with the Acquisition, we incurred $28.1 million of merger and acquisition costs during the Successor nine months ended September 30, 2013. These costs consisted primarily of investment banking, legal and other professional advisory services costs.
(c)	On August 30, 2012, we signed a debt commitment letter which included the Bridge Facility. Upon the issuance of the Senior Notes and the entry into the Senior Secured Credit Facilities, the commitments under the Bridge Facility terminated. Commitment fees related to the Bridge Facility of $21.0 million and associated fees of $4.0 million were expensed upon the termination of the Bridge Facility. In connection with the refinancing of the Senior Secured Credit Facilities in February 2014, we recognized $3.1 million of costs. In addition the refinancing, we also incurred a $3.0 million loss on extinguishment of debt recognized during the three months ended September 30, 2014, which resulted directly from the pro-rata write off of unamortized deferred financing costs and original issue discounts associated with the prepayment of $100.0 million of principal on the New Dollar Term Loan.
(d)	Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, including a $19.4 million loss related to the Acquisition date settlement of a foreign currency contract used to hedge the variability of Euro-based financing.
(e)	For the Successor periods ended September 30, 2014 and 2013, eliminates the non-service cost components of employee benefit costs. Additionally, we deducted a pension curtailment gain of $6.6 million recorded during the three months ended September 30, 2014. For the Predecessor period January 1, 2013 through January 31, 2013, eliminates (1) all U.S. pension and other long-term employee benefit costs that were not assumed as part of the Acquisition and (2) the non-service cost component of the pension and other long-term employee benefit costs.

(f)	Represents expenses primarily related to employee termination benefits, including our initiative to improve the overall cost structure within the European region, and other employee-related costs. Termination benefits include the costs associated with out headcount initiatives for establishment of new roles and elimination of old roles and other costs associated with cost saving opportunities that were related to our transition to a standalone entity.
(g)	Represents fees paid to consultants, advisors, and other third-party professional organizations for professional services rendered in conjunction with the transition from DuPont to a standalone entity.
(h)	Represents charges associated with the transition from DuPont to a standalone entity, including branding and marketing, information technology related costs, and facility transition costs, as well as costs associated with the IPO.
(i)	Represents costs for certain unusual or non-operational (gains) and losses and the non-cash impact of natural gas and currency hedge losses allocated to DPC by DuPont, stock-based compensation, asset impairments, equity investee dividends, indemnity (income) losses associated with the Acquisition, gains resulting from amendments to long-term benefit plans and loss (gain) on sale and disposal of property, plant and equipment.
(j)	Represents the payment of dividends to our joint venture partners by our consolidated entities that are not wholly owned.
(k)	Pursuant to Axalta’s management agreement with Carlyle Investment Management, L.L.C., an affiliate of Carlyle, for management and financial advisory services and oversight provided to Axalta and its subsidiaries, Axalta is required to pay an annual management fee of $3.0 million and out-of-pocket expenses. This agreement was terminated upon consummation of the IPO.

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